Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 28, 2007

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp. (HTC)

Designated Filer:	Providence Equity Partners (Cayman) V Ltd.

Other Joint Filers:	Providence Equity Offshore Partners V L.P.
Providence Equity Offshore Partners IV L.P.
Providence Equity Offshore GP V L.P.
Providence Equity Offshore GP IV L.P.
Providence Equity Partners (Cayman) IV Ltd.

Addresses:	The principal business address of each of the Joint Filers above is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, Providence, RI 02903

Signatures:

PROVIDENCE EQUITY OFFSHORE PARTNERS V L.P.
By: Providence Equity Offshore GP V L.P., the General Partner
By: Providence Equity Partners (Cayman) V Ltd., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY OFFSHORE GP V L.P.
By: Providence Equity Partners (Cayman) V Ltd., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY PARTNERS (CAYMAN) V LTD.

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY OFFSHORE PARTNERS IV L.P.
By: Providence Equity Offshore GP IV L.P., the General Partner
By: Providence Equity Partners (Cayman) IV Ltd., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY OFFSHORE GP IV L.P.
By: Providence Equity Partners (Cayman) IV Ltd., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY PARTNERS (CAYMAN) IV LTD.

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer